SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2004

POWERWAVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place Santa Ana, CA (Address of principal executive offices)	92705 (Zip Code)

Registrant’s telephone number, including area code: (714) 466-1000

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events and Regulation FD Disclosure

On November 5, 2004, Powerwave Technologies, Inc. (the “Company”) announced that it had priced a private placement of $150,000,000 of its 1.875% Convertible Subordinated Notes due 2024 (the “Notes”) (which amount does not give effect to an option granted to the initial purchaser to acquire an additional $50,000,000 principal amount of Notes).

The Notes will be convertible into shares of the Company’s Common Stock at a conversion price of $11.09 per share and will mature in twenty years. The Company may redeem the Notes beginning on November 21, 2009 until November 20, 2010 and on or after November 21, 2010 until November 20, 2011, if the closing price of the Company’s common stock is more than $17.74 and $14.42, respectively, for at least 20 trading days within a 30 consecutive trading day period, as more fully described in the indenture governing the Notes. The Company may redeem the Notes at any time after November 21, 2011. The Notes and the shares of the Company’s Common Stock issuable upon conversion thereof will not be registered under the Securities Act of 1933, as amended, at the time of sale by the Company. This announcement is not an offer to sell either the Notes or the Common Stock issuable upon conversion thereof.

A copy of the press release announcing the pricing of the private placement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 8.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.1	Press release issued by Powerwave Technologies, Inc., dated November 5, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERWAVE TECHNOLOGIES, INC.

Date:	November 8, 2004	By:	/s/ KEVIN T. MICHAELS
Kevin T. Michaels Senior Vice President, Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Powerwave Technologies, Inc., dated November 5, 2004